SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)            October 9, 2002



                         AMERICAN FINANCIAL GROUP, INC.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)



               Ohio                      1-13653             31-1544320
   ---------------------------        -------------       ---------------
  (State or other jurisdiction         (Commission          (IRS Employer
        of incorporation)              File Number)       Identification No.)


    One East Fourth Street, Cincinnati, Ohio                  45202
    ------------------------------------------              --------
     (Address of principal executive offices)               Zip Code

Registrant's telephone number, including area code     (513)579-2121
                                                       -------------


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



Item 5.   Other Events.
          ------------

          On October 9, 2002, the Company issued the press release attached as
Exhibit 99.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN FINANCIAL GROUP, INC.

Date:  October 17, 2002
                                   By:   /s/James C. Kennedy
                                       ------------------------------
                                          James C. Kennedy
                                          Vice President and
                                          Deputy General Counsel

                                                                   Exhibit 99
                                                                   ----------

                       American Financial Group Announces
               Filing of Registration Statement of New Subsidiary



Cincinnati, Ohio - October 9, 2002 - American Financial Group, Inc. (NYSE: AFG) today announced that its new subsidiary, Infinity Property and Casualty Corporation ("Infinity") filed a registration statement with the Securities and Exchange Commission with respect to an initial public offering of its common stock. All of the offered shares would be sold by AFG which will own approximately 30% of Infinity after the offering. Prior to the offering, AFG will transfer to Infinity its personal auto insurance subsidiaries involved primarily in the issuance of nonstandard auto policies: Atlanta Casualty Company, Infinity Insurance Company, Leader Insurance Company and Windsor Insurance Company. In addition, AFG's property and casualty subsidiary, Great American Insurance Company, will transfer to Infinity its personal insurance business written through independent agents.


AFG expects to report a gain on sale, depending on pricing, in connection with the transaction. The proceeds will be used by AFG to reduce outstanding bank debt and to provide additional capital to its remaining subsidiaries.


Carl H. Lindner III, co-president of AFG, stated, "This transaction will clarify the investment opportunity in AFG and will allow us to be a niche player in the specialty insurance business. We have concluded that this type of transaction serves the dual purpose of making available additional capital to both our remaining insurance operations and the personal lines business and allowing AFG to continue to participate in the results of the personal lines business through a continued ownership interest in Infinity."


Through the operations of the Great American Insurance Group, AFG is currently engaged primarily in specialty property and casualty and private passenger automobile insurance businesses and in the sale of retirement annuities, life and supplemental health insurance products.


Credit Suisse First Boston (sole book-running manager) and Merrill Lynch & Co. are acting as the lead managers of the offering. Co-managers for the offering are Banc of America Securities LLC and Bear, Stearns & Co. Inc.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A written prospectus relating to the offering may be obtained from the SEC's website: http://www.sec.gov.


Forward Looking Statements


This press release contains certain statements that may be deemed to be "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward looking statements include statements relating to: the Company's expectations concerning market and other conditions, future premiums, revenues, earnings and investment activities; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate increases, improved loss experience and expected expense savings resulting from other recent initiatives.


Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, levels of catastrophes and other major losses, the actual amount of liabilities associated with certain asbestos and environmental related insurance claims, adequacy of loss reserves, availability of reinsurance and ability of reinsurers to pay their obligations, competitive pressures, including the ability to obtain rate increases, driving patterns and other changes in market conditions that could affect AFG's insurance operations.


Contact:   Anne N. Watson
           Vice President-Investor Relations
           (513) 579-6652



Web Sites:  www.amfnl.com
            www.GreatAmericanInsurance.com